Exhibit 99-906 CERT

Exhibit (b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jonathan Scheid, President and Chief Executive Officer, and Dan Anderson, Treasurer and Chief Financial and Accounting Officer of SA Funds – Investment Trust (the “Trust”), each certify that to his knowledge:

1.	The Trust’s periodic report on this Form N-CSR (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/Jonathan Scheid
Jonathan Scheid
President and Chief Executive Officer

Date:	September 5, 2023

By:	/s/Dan Anderson
Dan Anderson
Treasurer and Chief Financial and Accounting Officer

Date:	September 5, 2023

A signed original of this written statement has been provided to the Trust and will be retained by the Trust and furnished to the Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.